Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Gold Resource Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-235312) and in the Registration Statements on Form S-8 (Nos. 333-214958 and 333-171779) of Gold Resource Corporation (the "Company") of our report dated February 24, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting for the fiscal years ended December 31, 2020 and 2019, which appear in this Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado

February 24, 2021